Exhibit 99.1
FOR IMMEDIATE RELEASE NYSE American – REI
RING ENERGY ANNOUNCES THE CLOSING OF THE LIME ROCK PERMIAN BASIN ASSETS ACQUISITION
The Woodlands, TX – April 1, 2025 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) announced that it has completed its previously-announced acquisition (the “Transaction”) of the Central Basin Platform (“CBP”) assets of Lime Rock Resources IV, LP (“Lime Rock”) on March 31, 2025. Lime Rock’s CBP operations are located in the Permian Basin in Andrews County, Texas, and are focused on the development of approximately 17,700 net acres where the majority are similar to Ring’s existing CBP assets in the Shafter Lake area, and the remaining acreage exposes the Company to new active plays.
KEY HIGHLIGHTS
•HIGHLY ACCRETIVE: 2,300 barrels of oil equivalent per day (“Boe/d”) (>80% oil) of low-decline net production from ~101 gross wells driving $34 million of 2025E Adjusted EBITDA1
Accretive to key Ring per share financial and operating metrics, and attractively valued at <85% of Proved Developed (“PD”) PV-101,2
•INCREASED SCALE AND OPERATIONAL SYNERGIES: ~17,700 net acres (100% HBP) mostly contiguous to Ring’s existing footprint
Expands legacy CBP footprint with seamless integration and identified cost reduction opportunities
•MEANINGFUL ADJUSTED FREE CASH FLOW (“AFCF”)1 GENERATION: Supported by $120 million of oil-weighted PD PV-101,2 reserves
Higher AFCF, shallow decline and reduced reinvestment rate accelerates debt reduction
•STRENGTHENS HIGH-RETURN INVENTORY PORTFOLIO: >40 gross locations that immediately compete for capital
Improves inventory of proven drilling locations with superior economics in active development areas
•CREATES A STRONGER AND MORE RESILIENT COMPANY
Solidifies position as a leading conventional Permian consolidator while strengthening the operational and financial base
Mr. Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “We are pleased to announce the closing of our acquisition of Lime Rock’s CBP assets in the Permian Basin. The majority of these assets are similar to the conventional-focused CBP assets in our core Shafter Lake operations, which will allow us to quickly integrate the assets into our operations. The acquisition further consolidates assets in core counties in the CBP defined by shallow declines, high margin production and undeveloped inventory that immediately competes for capital, and provide for near-term opportunities for field level synergies and cost savings. As in the past, we will continue to execute our value focused proven strategy that we believe best positions the Company for long-term success.”
TRANSACTION CONSIDERATION
After taking into account preliminary purchase price adjustments, consideration for the Transaction consisted of:
•A cash payment of approximately $63.6 million net of the $5 million deposit payment made in February;
•$10.0 million deferred cash payment due on or about December 31, 2025; and
•The issuance of approximately 6.5 million shares of common stock.
The cash payment at closing was funded with cash on hand and borrowings under Ring’s senior revolving credit facility.
ADVISORS
Greenhill, a Mizuho affiliate, acted as sole financial advisor to Ring in connection with the acquisition and Jones & Keller, P.C. served as legal counsel. Truist Securities served as financial advisor to Lime Rock and Kirkland & Ellis LLP served as legal counsel.
ABOUT RING ENERGY, INC.
Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.
NON-GAAP INFORMATION
Certain financial information utilized by the Company are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”).
The Company defines “Adjusted EBITDA” as net income (loss) plus net interest expense (including interest income and expense), unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs for executed acquisitions and divestitures (A&D), share-based compensation, loss (gain) on disposal of assets, and backing out the effect of other income. Company management believes Adjusted EBITDA is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital, and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use. The Company cannot provide a reconciliation of 2025E Adjusted EBITDA without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for reconciliation. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.
The Company defines “Adjusted Free Cash Flow” or “AFCF” as Net Cash Provided by Operating Activities less changes in operating assets and liabilities (as reflected on our Condensed Statement of Cash Flows), plus transaction costs for executed acquisitions and divestitures (A&D), current income tax expense (benefit), proceeds from divestitures of equipment for oil and natural gas properties, loss (gain) on disposal of assets, and less capital expenditures, bad debt expense, and other income. For this purpose, our definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and lease maintenance costs) but excludes acquisition costs of oil and gas properties from third parties that are not included in our capital expenditures guidance provided to investors. Our management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of our current operating activities after the impact of capital expenditures and net interest expense (including interest income and expense, excluding amortization of deferred financing costs) and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow.
PV-10 is a non-GAAP financial measure that differs from a financial measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes. The Company believes the presentation of PV-10 provides useful information because it is widely used by investors in evaluating oil and natural gas companies without regard to specific income tax characteristics of such entities. PV-10 is not intended to represent the current market value of the Company’s estimated proved reserves. PV-10 should not be considered in isolation or as a substitute for the standardized measure as defined under GAAP. The Company also presents PV-10 at strip pricing, which is PV-10 adjusted for price sensitivities. Since GAAP does not prescribe a comparable GAAP measure for PV-10 of reserves adjusted for pricing sensitivities, it is not practicable for the Company to reconcile PV-10 at strip pricing to a standardized measure or any other GAAP measure.
SAFE HARBOR STATEMENT
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about the expected benefits to the Company and its shareholders from the Transaction; the Company’s future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and subject to numerous assumptions and analyses made by Ring and its management considering their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the Company’s ability to successfully integrate the oil and gas properties to be acquired in the Transaction and achieve the anticipated benefits from them; risks relating to unforeseen liabilities of Ring or the assets acquired in the Transaction; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities particularly in the winter; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to the level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; the effects of future regulatory or legislative actions; cost and availability of transportation and storage capacity as a result of oversupply, government regulation or other factors; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2024, and its other SEC filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.
CONTACT INFORMATION
Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146
Email: apetrie@ringenergy.com
FOOTNOTES
1.Represents a non-GAAP financial measure that should not be considered a substitute for any GAAP measure. See section in this release titled “Non-GAAP Information” for a more detailed discussion.
2.Proved reserves determined by internal management estimates based on NYMEX strip pricing as of February 19, 2025.
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